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                                                                   Exhibit 10.5

                                 [LETTERHEAD]



March 25, 1998

Mr. Thomas C. Dinolfo
JL French Corporation
3101 South Taylor Drive
PO Box 1024
Sheboygan, WI 53082-1024

Dear Tom:

As you are aware the offices in Dearborn are nearly ready for us to move in. Accordingly, this provides you information related to the cost of your leasehold improvements as well as my calculation of your pro-rata share of monthly expenses.

    1. I have attached a schedule provided by Ford Motor Land Development Corporation which provides detail supporting the $102,677 expended for improvements to the JL French section of the offices. The 2,569 square feet shown on this schedule represents usable square footage and equates to 2,954 total rentable square feet (115% of useable square footage per Ford). The original allowance for improvements was $20 per rentable square foot or $59,080 dollars. The total overrun for which you will be responsible is $43,597.

    2. As shown in the enclosed Term Sheet, the total rentable square feet under the lease is approximately 17,272. Your share based on 2,954 rentable square feet is 17.1%. Accordingly, your share of expenses associated with the leased facility is as follows:

                                     TOTAL               JL FRENCH SHARE
        DESCRIPTION              ANNUAL EXPENSE         OF MONTHLY EXPENSE
        -----------              --------------         ------------------
        Operating Expenses        $  86,357.40              $  1,230,59

        Property Taxes               24,130.07                   344.57

        Base Rent                   284,988.00                 4,061.08
                                                            -----------
        Total Monthly
            Lease Charges                                   $  5,636.24
                                                            -----------
                                                            -----------

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I have been advised that we currently anticipate taking possession of the leased premises on April 3, 1998. Accordingly, I am not requesting that you forward payment at this time. Once we have been required to remit the payment for improvements to Ford, I will notify you that the payment described under paragraph 1 above is due. Also, once possession has been formally granted, I will advise you of the prorated lease charges due for the month of April. Thereafter, the total monthly lease charges will be due on or before the first day of each successive calendar month during the five year term of the lease.

If you have any questions or would like any additional information please don't hesitate to call.

Sincerely,


/s/ Edward D. Corlett
--------------------------------
Edward D. Corlett
Vice President of Finance

CC:  Robert Barton


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                                   TERM SHEET


BASIC LEASE PROVISIONS


1.    Date:           March   , 1998

2.    Landlord:       Ford Motor Land Development Corporation
                      One Parklane Boulevard
                      Suite 1500 East
                      Dearborn, Michigan 48126

3.    Tenant:         American Bumper & Mfg. Co.

4.    Section 1(c)    Building:     500 Town Center Drive
                                    Dearborn, Michigan 48126

5.    Section 1(d)    Premises:     Approximately 17,272 Square Feet at
                                    500 Town Center Drive
                                    Suite 400
                                    Dearborn, Michigan 48126

6.    Estimated First Year Operating Expenses:                              $326,000.00
      Tenant's Percentage Share of estimated
      Operating Expenses:                                                   $ 86,357.40

7.    Estimated First Year Property Taxes:                                  $ 91,280.00
      Tenant's Percentage Share of estimated
      Operating Expenses:                                                   $ 24,180.07

8.    Section 1(g)    Tenant's Percentage Share:      26.49% of 65,200 Rental Square Feet

9.    Section 2(a)    Tenant's Commencement Date:     April 1, 1998

10.   Section 2(a)    Term Expiration Date:           March 31, 2003



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    11.  Section 3(a)             Base Rent:


                 YEAR             PER SQUARE FOOT     YEARLY         MONTHLY

                 04/01/1998-      $16.50              $284,988.00    $23,749.00
                 03/31/1999

                 04/01/1999-      $16.50              $284,988.00    $23,749.00
                 03/31/2000

                 04/01/2000-      $16.50              $284,988.00    $23,749.00
                 03/31/2001

                 04/01/2001-      $17.00              $283,624.00    $24,468.67
                 03/31/2002

                 04/01/2002-      $17.50              $302,260.00    $25,188.33
                 03/31/2003


    12.  Section 4                Permitted Use: Sales and Administrative
                                  Purposes

    13.  Section 32               Security Deposit:          None

    14.  Section 34               Landlord's Address for Notices:

                                           Ford Motor Land Development
                                              Corporation
                                           One Parklane Boulevard
                                           Suite 1500 East
                                           Dearborn, Michigan 48126

                                  Tenant's Address for Notices:

                                           American Bumper & Mfg. Co.
                                           141 N. Beardsley Road
                                           Ionia, MI 48846

                                           Attn: Edward D. Corlett
                                           Chief Financial Officer

    15.  Section 39               Broker or Agent:            None

    Additional Provisions:

    16.  Section 42               (a) Provided Tenant shall not be in default
                                  of any terms or conditions of this Lease.
                                  Tenant shall have one option to extend the Lease Term (such extension being called the "Extended Term") for three (3) years by giving Landlord written notice of its intention to do so at least six (6) months prior to the end of the Initial Term upon the same terms and conditions as herein stated and at the rental rate specified below. Tenant's failure to give notice shall be deemed a waiver of Tenant's right to extend.

                                  (b) Within thirty (30) days following
                                  Tenant's notice to Landlord to extend the term of this Lease, Landlord shall notify Tenant of the proposed Extended Term Rent which shall be equal to the then Fair Market Rental Value of the Demised Premises. Fair Market Rental Value shall be delined as the annual rental (projected from the date of the commencement of the payment of the

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                                  annual rental to which it applies) which
                                  Tenant would expect to pay and Landlord
                                  would expect to receive under leases of
                                  space of comparable size and quality to the Premises and as provided for in, and on terms and conditions to, this lease covering premises similar to the Premises (without regard to free rent and other inducements that Tenant might be able to receive if Tenant relocated from the Building.) Tenant shall have thirty (30) days following the receipt of Landlord's notice of the determination of the proposed Extended Term Rent in which to:

                                  (i)       accept such determination; or

                                  (ii)      elect to have such determination
                                            made by appraisal as described
                                            below; or

                                  (iii)     withdraw its notice of exercise
                                            of option to extend

    IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease to which this Term Sheet is attached by signing and dating this Term Sheet and by initialing the first page of the Lease.

Landlord:                                   Tenant:

Ford Motor Land Development                 AMERICAN BUMPER & MFG. CO.,
Corporation, A Delaware corporation         a Michigan corporation

By:                                         By:
   --------------------------                  --------------------------
Its:                                        Its:
    -------------------------                   -------------------------
Dated:                                      Dated:
      -----------------------                     -----------------------